Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement (No. 333-141086) on Form S-1 of Rancher Energy Corp. of our report dated July 13, 2009, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

HEIN & ASSOCIATES LLP

Denver, Colorado
July 29, 2009